EXHIBIT 10.15 - RAMM AMENDMENT


   THIS AMENDMENT AGREEMENT dated May 27, 2005 ("Amendment") is by and between Mac Filmworks, Inc. ("Purchaser") and Ramm Films and Video, Inc. ("Seller").


WITNESSETH


   WHEREAS, Purchaser and Seller desire to settle certain financial obligations set forth in the agreements between Purchaser and Seller dated June 1997 and September, 1997 (collectively, the "Agreements"); and

   WHEREAS, Seller has the power and authority to enter into and carry out the terms of this Agreement;

   NOW THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

1. Purchaser agrees to pay to Seller Eighty-Three Thousand Dollars ($83,000) upon the execution of this Amendment (the "Payment").

2. Purchaser agrees that Seller shall retain all funds previously paid by Purchaser to Seller.

3. Seller agrees to cancel all notes issued by Purchaser to Seller pursuant to the Agreements and further agrees to release all security liens, claims or encumbrances with reference to the asset purchase of 91 cartoons, 5 animated features, and 175 feature films. Ramm and Mac Filmworks agree to substitute an additional 25 feature films and would exclude the 91, 11 minute cartoons and 5 animated features.

4. Purchaser agrees that seller shall retain the 50,000 shares of Mac Filmworks, Inc. common stock issued to Seller as part of the compensation due Seller under the Agreements.

5. Seller agrees to use its effort to deliver to Purchaser all films and videos in a timely manner, but no longer than 6 months without written consent from Mac Filmworks, Inc. These films are included in the asset purchase agreement between Seller and Purchaser in the June and September, 1997 agreements but is not amended to the substitution of the 25 feature films instead of the cartoons and five animated features. Seller agrees to furnish and ship to Mac Filmworks Beta SP's under the same terms of film condition as included in the Asset Purchase Agreement of June and September 1997.

All other terms and conditions of the Agreements shall remain in full force and effect.


       IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the day and year first above written.



RAMM FILM AND VIDEO, INC.


   //s// GLEN HARTFORD
---------------------------------
Glen Hartford, President


MAC FILMWORKS, INC.


   //s// JIM MCCULLOUGH
---------------------------------
Jim McCullough, President